Exhibit 99.2

Non-binding English translation of Russian Decision on Additional Issuance of Shares

THE TEXT OF THIS DOCUMENT IN ENGLISH LANGUAGE IS A TRANSLATION PREPARED FOR INFORMATION PURPOSES ONLY. THE TRANSLATION MAY CONTAIN DISCREPANCIES AND OMISSIONS AND DOES NOT REPLACE THE RUSSIAN TEXT OF THE DOCUMENT. IN ANY AND ALL CASES THE TEXT OF THIS DOCUMENT IN RUSSIAN LANGUAGE SHALL PREVAIL.

This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Alteration "Bank of Russia" valid
Signature of Y.V. Puresnina – Deputy	Registered on 21 November 2013
Head of the Financial Markets Service of	State registration No.
the Bank of Russia
Seal of the Bank of Russia	1-01-65018-D
~~Financial Markets Service of the Bank of Russia~~
Bank of Russia
(name of the registration authority)

Y.V. Puresnina___
(authorized person’s signature)

Signature of Y.V. Puresnina - Deputy	(seal of the registration authority)
Head of the Financial Markets Service of
the Bank of Russia
Seal of the Bank of Russia

DECISION ON THE ADDITIONAL ISSUE OF SECURITIES
Open Joint Stock Company
Federal Grid Company of Unified Energy System

9,431,399,773 (Nine billion four hundred and thirty-one million three hundred and ninety-nine thousand seven hundred and seventy-three) ordinary registered uncertified shares with a nominal value of fifty (50) kopecks per share to be placed via public offering

Approved by a decision of the Board of Directors of Joint Stock Company Federal Grid Company of Unified Energy System, adopted 12 November 2013, Minutes of the Board of Directors dd. 12 November, 2013, No. 204, based on a resolution dated 12 November, 2013 of the Board of Directors of Joint Stock Company Federal Grid Company of Unified Energy System to increase the authorized capital of JSC FGC UES by placing additional shares (Minutes No. 204 dated 12 November, 2013 of the Board of Directors’ Meeting).

Issuer’s location: 5A Akademika Chelomeya St., Moscow, Russia, 117630 Contact phone numbers (with area code): 8 (800) 200-1881

Chairman of the Board of JSC FGC UES	_____________ A.E. Murov
Signature of A.E. Murov

Date November 13, 2013	Seal of FGC UES
Stamp of the Financial Markets
Service of the Bank of Russia
Administration and Archive
Department
Reference number 50-13-21485
dated 14.11.2013

1. Kind, category (type) of securities: registered shares
Category of shares: ordinary
The securities are not convertible securities.

2. Form of securities: uncertified

3. Information on mandatory centralized custody
For certified securities only

4. Nominal value of each security in the issue (additional issue) (rubles). The securities shall have a nominal value as provided for by Russian Federation legislation.
0.5

5. Number of securities in the issue (additional issue):
9,431,399,773

6. Total number of previously placed securities of the issue:
1,267,141,015,996

7. Rights attached to each security of the issue (additional issue):
7.1. For ordinary shares, the following provisions of the Articles of Association of the joint stock company regarding the rights of holders of ordinary shares shall be specified: the right to receive declared dividends, the right to attend general shareholders’ meeting and vote on all issues falling under its competence, and the right to receive a part of the property of the joint stock company in the event of its liquidation.
       Pursuant to Clause 6.2 of the Articles of Association of Open Joint Stock Company Federal Grid Company of Unified Energy System (hereinafter referred to as JSC FGC UES, the “Company” or the “Issuer”):
“The shareholders that hold ordinary registered shares of the Company shall have the following rights:
1) to attend the General Shareholders’ Meeting in person or by proxy and to vote on all issues falling within its competence;
2) to propose items to be included in the agenda of the General Shareholders’ Meeting, as provided for by applicable Russian laws and these Articles of Association;
3) to obtain information on the Company’s operations and to have access to its documents, as provided for by Article 91 of the Federal Law on Joint Stock Companies;
4) to receive dividends declared by the Company;
5) the pre-emptive right to purchase additional shares and equity securities convertible into shares to be placed via public offering pro rata to the number of ordinary shares owned as provided for by Russian laws;
6) to receive a portion of the Company’s assets in the event of its liquidation;
7) to exercise other rights as provided for by Russian laws and these Articles of Association.”

The Articles of Association do not provide for the maximum number of votes of one shareholder.

7.2. Not specified for this category of securities.
7.3. Not specified for this type of securities.
7.4. Not specified for this type of securities.
7.5. The securities to be placed are not convertible securities.
7.6. The securities to be placed are not securities designed for qualified investors.

8. The terms and procedure for placing securities of the issue (additional issue):

8.1. Method of securities placement: Public offering

8.2. Placement period:
The procedure for determining the placement commencement date:
       The commencement date for the placement of shares of this additional issue among persons enjoying the pre-emptive right to purchase shares to be placed, as well as among other persons, shall be set by a decree of the Issuer’s sole executive body after the State registration of this additional share issue. The placement commencement date set by the Issuer’s sole executive body shall not be earlier than the date of the expiration of the pre-emptive right to purchase shares specified in Clause 8.5 of this Resolution on the Additional Issue of Securities (hereinafter referred to as the “Resolution on the Additional Issue of Securities”) and Clause 9.3 of the Securities Issue Prospectus related to this additional issue (hereinafter referred to as the “Securities Issue Prospectus”) and not later than thirty-one (31) days prior to the end date for placing additional shares of this issue, as specified in Clause 8.2 of the Resolution on the Additional Issue of Securities and Clause. 2.5. of the Prospectus to the Issuer.
       The placement of shares of this additional issue among persons enjoying the pre-emptive right to purchase shares to be placed, as well as among other persons, may not commence before the date from which the Issuer provides access to the Securities Issue Prospectus.
       The Issuer shall disclose information on the placement commencement date simultaneously with information on the offering price in the manner required by the Resolution on the Additional Issue of Securities and the Securities Issue Prospectus in accordance with the Federal Law “On the Securities Market” and regulations of the federal agency for the securities market, not later than on the placement commencement date.

The procedure for determining the placement end date:

       The placement end date shall be February 20th, 2014 or the date on which the last share of the issue is placed, whichever is earlier.

The placement period shall be determined by reference to the date of the disclosure of information on the securities issue.

The procedure for disclosing such information:

       Information of the State registration of the additional issue of equity securities and access procedures to information contained in the Prospectus shall be published by the Issuer within the following time periods starting from the date said notification is published on the website of the registration authority or from the date the Issuer receives a written notice from the registration authority of the State registration of the additional issue of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.

       Notification of the securities placement commencement date shall be published by the Issuer within the following time periods:
- on the newswire of the Interfax information agency: not later than on the securities placement commencement date;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than on the securities placement commencement date;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than on the securities placement commencement date.

8.3. Securities placement procedure
The procedure and terms for entering into civil law contracts (the procedure and terms for submitting and approving applications) during the securities placement:
       Authorized persons may exercise the pre-emptive right to purchase securities.
       Additional shares shall be offered to persons enjoying the pre-emptive right to purchase securities, as provided for by Clause 8.5 of the Resolution on the Additional Issue of Securities and p. 9.3. of the Prospectus to the Issuer.
       The placement of additional shares outside the pre-emptive right shall be carried out through additional share purchase agreements (hereinafter referred to as the “Share Purchase Agreement”).
       For the purpose of Share Purchase Agreements, on the placement date, the Issuer shall publish an invitation to the general public to make offers (hereinafter referred to as the “Offers”) to purchase additional shares (hereinafter referred to as the “Invitation to make Offers” on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (www.fsk-ees.ru).
       Upon publication by the Issuer of the Invitation to make Offers to purchase additional shares, potential buyers of additional shares (hereinafter also referred to as the “Buyers” or “Buyer” in the singular) may make offers to purchase shares by submitting written offers to the Issuer. Offers may be submitted to the Issuer not later than twelve (12) business days prior to the placement end date (inclusive).
       Offers to purchase additional shares of this additional issue shall be submitted on business days from 10:00 AM to 3:00 PM (Moscow time) at the following address: Bldg. 1, 32 Novorogozhskaya St., Moscow, Russia, 109544, Closed Joint Stock Company “Registrar Company STATUS” or sent by mail to: Bldg. 1, 32 Novorogozhskaya St., Moscow, Russia, 109544, CJSC STATUS.
       Each Offer shall contain the following details:

- title: “Offer to Purchase Shares of Open Joint Stock Company Federal Grid Company of Unified Energy System”;
- first, middle and last names of the potential Buyer (for individuals);
- full name of the potential Buyer which is a legal entity (if applicable);
- name of the potential Buyer which is a public law entity (Russian Federation, constituent entity of the Russian Federation, and/or municipal entities) (if applicable);
- taxpayer identification number of the potential Buyer (if available);
- residence (location) of the potential Buyer;
- for individuals: passport details (passport series, number and date of issue, issuing authority);
- for legal entities: registration details of legal entities (including for Russian legal entities: information on the State registration of legal entities / entering in the Unified State Register of Legal Entities (date, registrar, number of the relevant certificate, Primary State Registration Number (OGRN));
- consent of the offer or to purchase the number of securities specified in the offer at the offering price as defined by the Issuer’s Board of Directors in compliance with the Resolution on the Additional Issue of Securities and the Prospectus;
- the number of (desired) acquired securities which can be expressed in one of the following ways:
- the exact number of shares in a numeric expression, which the Buyer undertakes to purchase;
- the minimum number of shares, which the Buyer undertakes to purchase. The fact that the minimum number is specified means that the Buyer offers to purchase any number of shares, but not less than the specified minimum number;

- the maximum number of shares, which the Buyer undertakes to purchase. The fact that the maximum number is specified means that the Buyer offers to purchase any number of shares, but not more than the specified maximum number;
- the minimum and the maximum number of shares, which the Buyer undertakes to purchase. The fact that the minimum and the maximum numbers are specified means that the Buyer offers to purchase any number of shares to be placed, but not less than the specified minimum number and not more than the specified maximum number;

       the Purchaser’s personal account number and bank details in the Issuer’s share register for the purpose of transferring shares to be purchased to such account. If shares are to be entered in the Issuer’s share register to the personal account of the nominee holder of the depository, which is given the status of a central securities depository under Federal Law No. 414-FZ “On Central Securities Depository”, dated 7 December 2011 (hereinafter referred to as the “Central Securities Depository”), the following data shall be specified:
- full legal name of the Non-Bank Credit Organization of Closed Joint Stock company “National Settlement Depository”;
- data on the State registration of the Central Securities Depository (OGRN, name of State registration authority, date of State registration of the depository and its entering in the Unified State Register of Legal Entities);
- number of the personal account of the nominee holder of the Central Securities Depository in the Issuer’s share register;
- number of the Buyer’s custody account;
- number and date of the depository agreement entered into between the Central Securities Depository and the Buyer.
       If the Buyer’s custody account is maintained (with respect to the securities to be placed) by a nominee holder, which, in turn, is a depositor of the Central Securities Depository, the following shall also be specified:
- full legal name of said nominee holder;
- data on the State registration of said nominee holder (OGRN, name of State registration authority, date of State registration of the depository and its entering in the Unified State Register of Legal Entities);
- account number of the nominee holder of said depository with Central depository;
- number of the Buyer’s custody account;
- number and date of the depository agreement entered into between said depository and the Buyer, the Buyer’s full legal name (or full name, in case the Buyer is an individual) (with respect to the securities to be placed).
       Then, this information shall be specified to the nominee holder in which the Buyer has the custody account (with respect to the securities to be placed));

- contact details (postal address, fax and telephone with intercity code specified for the purpose of sending a letter of acceptance, as well as a reference number (a unique reference number for transactions at the Central Securities Depository);
- a reference to the fact that the place of the Share Purchase Agreement to be entered into based on the Offer is Moscow.
       It is recommended that an Offer contains data on the Buyer’s banking details for a possible cash refund (if necessary).

       An Offer shall be signed by the potential Buyer (or its representative, by legal operation) or a person acting on behalf of the potential Buyer by proxy; in case of legal entities, an Offer shall bear a seal (if available). If an Offer is signed on behalf of the potential Buyer by its representative by operation of law or by proxy, it shall be accompanied by a document (or a notarized copy thereof) that confirms the powers of such person.

       An Offer may be supported by financial guarantees that secure the performance of the offeror’s obligations to pay for the shares if the Issuer accepts its offer.
       If, subject to legal requirements, additional shares in the amount set forth in the Offer may be purchased by the offeror only with the prior consent of the anti-monopoly authority, the offeror shall attach a copy of such approval of the anti-monopoly authority to the Offer.

       The Issuer may establish a recommended form of the Offer. In this case, the Issuer shall publish such a form on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (www.fsk-ees.ru), not later than on the date of publishing the Invitation to make Offers to purchase shares.

       The Issuer shall register the submitted Offers in a special register of submitted offers (hereinafter referred to as the “Register”) on the day of their receipt.

       The Issuer’s response on the acceptance of the Offer (acceptance) shall be sent to the Buyers chosen by the Issuer at its discretion from among the Buyers that made Offers in line with Clause 8.3 of the Resolution on the Additional Issue of Securities.
       The Issuer shall reject Offers if such Offers are not submitted within the period specified in this Resolution on the Additional Issue of Securities or if they do not meet the requirements established by Russian laws, and/or the Resolution on the Additional Issue of Securities and the Prospectus.

       The Issuer may make a decision to accept the Offer not later than (7) business days prior to the placement end date (inclusive).
       The Issuer’s letter of acceptance shall be considered as acceptance of a submitted Offer.
       A letter of acceptance shall be delivered in person to the Buyer or to its authorized representative or mailed to the Buyer at the address specified in the Offer on the day when the Issuer makes a decision to accept the Offer. The letter of acceptance shall specify the number of approved shares out of those specified in the Offer of the potential Buyer, and the monetary value of the securities placement, as determined by the Issuer’s Board of Directors, as well as the reference number for transactions under the Buyer’s custody account if the shares are credited to the custody account with the Central Securities Depository. The date of receipt by the Buyer of the letter of acceptance shall be the earlier of:
a) the date of personal delivery of the Issuer’s letter of acceptance to the Buyer or its authorized representative;
b) the date of delivery of the letter of acceptance to the Buyer by mail to the mailing address of the Buyer, as specified in the Offer.
       The Share Purchase Agreement shall be deemed concluded in writing on the day when the offeror receives the letter of acceptance, unless otherwise provided for by applicable laws. The place of the Share Purchase Agreement shall be Moscow (place of the Share Purchase Agreement, in accordance with the Offer). At the request of the potential Buyer, the Share Purchase Agreement may be executed in writing in the form of a single document.
       The Buyer may apply to sign the Share Purchase Agreement daily from 10:00 AM to 5:00 PM (Moscow time), except for Saturdays, Sundays and public holidays, at the following address: 5A Akademika Chelomeya St., Moscow, Russia, 117630. The Agreement shall be signed only after the Buyer has received acceptance of its Offer.

       The number of additional shares specified in the Offer and approved by the Issuer shall be fully paid by the Buyers not later than three (3) business days prior to the placement end date (inclusive).

       The Buyer shall pay for the purchased shares in accordance with the payment terms and conditions, as specified in the Share Purchase Agreement and pursuant to the procedure established by Clause 8.6 of the Resolution on the Additional Issue of Securities.

       If the Buyer fails to fulfill, either entirely or partially, its payment obligations with respect to the purchased shares, the Issuer may refuse to perform its counter-obligation to transfer the shares to the Buyer.
       In case of a partial discharge by the Buyer of its obligation to pay for the purchased shares, the Issuer may:
       - refuse to perform its counter-obligation to transfer the shares and return all funds received as set forth in this Clause to the Buyer, or
       - transfer to the Buyer the shares in the quantity actually paid for by the Buyer.

       In case the Issuer refuses to perform its counter-obligation to transfer the shares, if the Buyer paid for the shares to be purchased only partially or paid fully but after the expiration of the above-mentioned period, the funds received as a partial performance of the obligation to pay for the shares or, respectively, the total funds paid by the Buyer for the shares shall be returned to the Buyer within sixty (60) days following the end date for the placement of the securities. Monetary assets shall be returned to the banking account specified in the Offer or, if no banking details were provided, to the banking account specified in the request for return.
       If the value of funds transferred to the Issuer for additional shares exceeds the total cost of such additional shares, the surplus shall be returned to the Buyer not later than within sixty (60) days from the securities placement end date. The funds shall be returned to the banking account specified in the Offer or, if no banking details were provided, to the banking account specified in the request for return.

       Agreements concluded with respect to the share placement may be amended and/or terminated on the grounds and in accordance with the procedure set forth in Chapter 29 of the Russian Civil Code.

       The securities are registered securities and shall be listed in the shareholder register maintained by the registrar.
The person to which the Issuer delivers (sends) a transfer order authorizing to make a credit entry in the personal account of the first buyer (the registrar, first buyer) and other conditions of the delivery of a transfer order:
Registrar’s full corporate name: Closed Joint Stock Company “Registrar Company STATUS”
Abbreviated corporate name: CJSC STATUS
Location: Bldg. 1, 32 Novorogozhskaya St., Moscow, Russia, 109544.
License of the securities market professional to maintain share registers: No. 10-000-1-00304
Date of license issue: 12 March 2004
License period: unlimited (no specified end date)
Issuing authority: Federal Service for Financial Markets

       After the State registration of the additional issue of securities, the Issuer shall submit to the registrar the registered Resolution on the Additional Issue of Securities, and the additionally issued securities shall be credited to the Issuer’s custody account opened in the Issuer’s share register, as maintained by the registrar.

       Not later than within one (1) day following the expiration of the securities payment period, as specified in Clauses 8.3 and 8.6 of the Resolution on the Additional Issue of Securities and provided that the Buyer pays for the securities to be placed as set forth in Clause 8.6 of the Resolution on the Additional Issue of Securities, the Issuer shall send a transfer order to the registrar. Such a transfer order shall serve as the basis for making a credit entry in the personal account of the Buyer or the nominal holder with the Central Securities Depository as specified in the Buyer’s Offer.

       The Registrar shall, not later than on the securities placement end date, debit from the Issuer’s account as specified in the transfer order the respective number of securities of this additional issue and credit them to the personal account of the Buyer or to the nominee holder with the Central Securities Depository, as specified by the Buyer in the Offer.

       The securities shall be deemed placed in favor of the Buyer from the date the record on the transfer of securities to the personal account of the Buyer or to the nominee holder with the Central Securities Depository specified by the Buyer in the Offer is entered into the Issuer’s share register.

       Additional shares shall be placed in favor of persons enjoying the pre-emptive right to purchase additional shares pursuant to the procedure established by Clause 8.5 of the Resolution on the Additional Issue of Securities.

       No securities shall be placed by subscription via competitive bidding.

       The Issuer shall not engage securities traders to assist with the placement of securities.

       The Issuer does not intend to place securities outside the Russian Federation by placing respective foreign securities.
       However, nothing shall limit the pre-emptive right to acquire shares, including THE BANK OF NEW YORK MELLON (BNY Mellon), Inc. acting as the issuer of foreign securities certifying rights in respect to the Issuer’s shares in accordance with depository agreements dated 29 February 2008 as amended by additional instructions of depository receipt holders No2 dd. 28 June 2013.

       Simultaneously with the placement of securities, there are no plans to make an offer to acquire, including outside the Russian Federation by placing respective foreign securities, earlier placed (circulating) securities of the Issuer of the same class and category (type).

The Issuer and/or its representatives do not intend to enter into preliminary agreements providing the obligation to conclude a master agreement in the future aimed at the disposal of the securities to be placed to the first owner or to receive preliminary applications for the purchase of securities to be placed.

       Pursuant to Clause 2 of Article 3 of Federal Law No. 57-FZ dated 29 April 2008 on Foreign Investments in Business Entities of Strategic Importance for National Defense and State Security, the Issuer is a business entity of strategic importance for national defense and State security. In this regard, the disposition of the Issuer’s securities to the first owners during placement may require a resolution on the prior approval of said agreements, in accordance with specified Federal Law.
       Pursuant to Clause 3 of Article 2 of the above-mentioned Federal Law, if transactions carried out by foreign states, international organizations or entities under their control may result in the obtaining by such states, organizations or entities of direct or indirect control of more than twenty-five percent of all voting shares (stocks) forming the share capital of business entities of strategic importance for national defense and State security or may result in the right to block decisions of the governing bodies of such business entities, such transactions are subject to prior approval as provided for by this Federal Law.

       8.4. Securities offering price (prices) or the procedure for establishing thereof

       The offering price of shares for persons included in the list of persons enjoying the pre-emptive right to purchase shares, as well as for other buyers of shares of this additional issue, shall be determined by the Issuer’s Board of Directors in accordance with Articles 36 and 77 of the Federal Law on Joint Stock Companies after the expiration of the pre-emptive right to purchase shares and not later than the placement commencement date.

       The offering price of shares determined by the Issuer’s Board of Directors shall be the same for persons included in the list of persons enjoying the pre-emptive right to purchase shares and for other buyers of shares of this additional issue.
Information on the offering price of shares and the offering price of shares for persons enjoying the pre-emptive right to purchase shares shall be disclosed by the Issuer simultaneously with information on the placement commencement date in the manner required by the Resolution on the Additional Issue of Securities and the Securities Issue Prospectus, in accordance with the Federal Law “On the Securities Market” and regulations of the federal agency for the securities market not later than the placement commencement date.

       8.5. The procedure for exercising the pre-emptive right to purchase securities to be placed
       Pursuant to Articles 40 and 41 of Federal Law No. 208-FZ on Joint Stock Companies, the Issuer’s shareholders shall enjoy the pre-emptive right to purchase additional shares to be placed via public offering pro rata to the number of the Issuer’s ordinary registered shares (already) held by such persons.

The date for compiling the list of persons enjoying the pre-emptive right to purchase the securities to be placed:
       The list of persons enjoying the pre-emptive right to purchase additionally placed shares shall be compiled based on the data of the Issuer’s shareholders register on the date of the decision of JSC FGC UES’ Board of Directors authorizing the issue of additional shares (12 November, 2013).

Notification of the possibility of exercising the pre-emptive right to purchase securities to be placed:
       Not later than ten (10) days after the State registration of additionally issued securities, the Issuer shall notify the persons enjoying the pre-emptive right to purchase additionally placed securities of the possibility of exercising said rights by publishing a notice in the Rossiyskaya Gazeta newspaper and by sending it by registered mail (or personal delivery) to each person specified in the list of persons authorized to purchase additionally placed shares.
       Not later than ten (10) days after the State registration of the additional issue of securities, the Issuer shall publish a notice of the possibility to exercise the pre-emptive right to purchase shares on the newswire of the Interfax information agency in the form of a corporate action announcement with respect to the details which, according to the Issuer, have a significant impact on the cost of its equity securities and, at the same time, publish a notice of the possibility to exercise the pre-emptive right to purchase shares on the website of the information distributor on the securities market – Interfax information agency: http://www.e-disclosure.ru/portal/company.aspx?id=379 and on the Issuer’s own website: www.fsk-ees.ru.
       The notice shall contain the following: information on the number of shares to be placed, the procedure for determining the share offering price (inter alia, determining the share offering price for persons executing their pre-emptive right), the procedure for determining the number of securities to be purchased by each person enjoying the pre-emptive right to purchase such securities, the procedure for processing applications of persons enjoying the pre-emptive right to purchase shares, the payment procedure for shares to be purchased, and time limits for exercising the pre-emptive right (hereinafter referred to as the “Pre-Emptive Rights Period”).

The procedure for exercising the pre-emptive right to purchase the securities to be placed:
       The placement of additional shares in favor of the persons enjoying the pre-emptive right to purchase securities to be placed shall be performed based on written applications submitted by such persons (hereinafter referred to as the “Applicants” or “Applicant” in the singular) for the purchase of securities to be placed (hereinafter referred to as the “Applications” or “Application” in the singular) provided that such securities were fully paid.
       Persons enjoying the pre-emptive right to purchase securities to be placed may exercise their pre-emptive rights, either fully or partially, pro rata to the number of the Issuer’s ordinary registered shares held by such persons.

       Share acquisition agreements shall be entered into with persons enjoying the pre-emptive right to purchase shares in the course of exercising the pre-emptive right to purchase securities in the manner specified below.

       A person enjoying the pre-emptive right to purchase securities to be placed shall submit the respective Application within the Pre-Emptive Rights Period.
       An Applicant may exercise its pre-emptive right either fully or partially.
       The Application shall contain the following details:
- first, middle and last names of a shareholder that is an individual enjoying the pre-emptive right to purchase the securities to be placed;
- full corporate name of a legal entity enjoying the pre-emptive right to purchase the securities to be placed;
- the name of a public law entity (the Russian Federation, a constituent entity of the Russian Federation, and/or a municipal entity) that is a shareholder enjoying the pre-emptive right to purchase the securities to be placed and the name of the State or municipal authority, in the name of which such public law entity acts;
- residence (location) of a person enjoying the pre-emptive right to purchase the securities to be placed;
- number of equity securities to be acquired.

       The Application should also contain the following details:
- the title “Application for the Purchase of Additionally Issued Ordinary Registered Uncertified Shares of JSC FGC UES in the Exercise of Pre-Emptive Rights”;
- taxpayer identification number (TIN) of a person enjoying the pre-emptive right to purchase the securities to be placed (if available);
- for individuals: passport details (passport series, number and date of the issue, the issuing authority);
- for legal entities: particulars of the State registration of a legal entity (including for Russian legal entities: information on the State registration of legal entities / entering in the Unified State Register of Legal Entities (date, registrar, number of the relevant certificate, Primary State Registration Number (OGRN));
- the Applicant’s personal account number and bank details in the Issuer’s share register for the purpose of transferring shares to be purchased to such an account. If shares are to be entered in the Issuer’s share register to the personal account of the nominee holder of the Central Securities Depository, the following data shall be specified:
- full legal name of the Non-Bank Credit Organization of the Closed Joint Stock Company “National Settlement Depository”;
- data on the State registration of the Central Securities Depository (OGRN, name of the State registration authority, date of the State registration of the depository and its entering in the Unified State Register of Legal Entities);
- number of the personal account of the nominee holder of the Central Securities Depository in the Issuer’s share register;
- the Applicant’s custodian account;
- number and date of the depository agreement entered into between the Central Securities Depository and the Applicant.
       If the Applicant’s custody account is maintained (with respect to the securities to be placed) by a nominee holder, which, in its turn, is a depositor of the Central Securities Depository, the following shall also be specified:
- full legal name of said nominee holder;
- data on the State registration of said nominee holder (OGRN, name of the State registration authority, date of the State registration of the depository and its entering in the Unified State Register of Legal Entities);
- account number of the nominee holder of said depository with the Central Depository;

- the Applicant’s custodian account;
- number and date of the depository agreement entered into between said depository and the Applicant, the Applicant’s full legal name (or the full name in case the Buyer is an individual) (with respect to the securities to be placed),
       Then, this information shall be specified up to the nominee holder in which the Applicant has the custody account (with respect to the securities to be placed));

- the Applicant’s banking details for the purpose of re-payment;
- the Applicant’s contact details (postal address, telephone and fax with a long-distance code, e-mail address) for sending, if required, a notice of the shareholder of the non-acceptance of the Application, as well as the reference number (unique reference number for transactions at the Central Securities Depository);

       The Issuer may establish the recommended form of the Application. In this case, such an Application form shall be published on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (www.fsk-ees.ru) not later than on the date of sending (personal delivery) the notice of the possibility of exercising the pre-emptive right or its publication in the Rossiyskaya Gazeta newspaper.
       An Application shall be signed by the person enjoying the pre-emptive right to purchase the securities to be placed (or its authorized representative with an attached original or a notarized copy of a duly drawn up proxy or another document that confirms the authority of the representative). In case of legal entities, an Application shall bear a seal (if available).
       The Applicant shall be liable for the accuracy of the data in the Application and for their compliance with the information contained in the Issuer’s shareholders register.
       Applications may be submitted daily from 10:00 AM to 3:00 PM (Moscow time), except for Saturdays, Sundays and public holidays at: Bldg. 1, 32 Novorogozhskaya St., Moscow, Russia, 109544, Closed Joint Stock Company, Registrar Company STATUS.
       Postal address for the submission of Applications: Bldg. 1, 32 Novorogozhskaya St., Moscow, Russia, 109544, Closed Joint Stock Company, Registrar Company STATUS.

       Applications shall be registered in the Applications register, which shall specify the date of the receipt of each Application.

       In the event that:
- the Application does not meet the requirements set out in Clause 8.5 of the Resolution on the Additional Issue of Securities;
- the Application does not allow to identify the person submitting the Application as a person enjoying the pre-emptive right to purchase the securities to be placed;
- the Issuer received the Application upon the expiration of the Pre-Emptive Right Period,
       The Issuer shall, not later than within five (5) business days from the date of the receipt of the Application, send to the Applicant a notice of the impossibility to exercise the pre-emptive right to purchase the shares under the terms specified in the Application and indicate the reasons for such an impossibility.
       The Issuer shall notify the shareholder of the non-acceptance of the Application by sending a notice to the postal address specified in the Application and, in case an e-mail address is specified in the shareholder’s Application, by sending an e-mail notice.
       The notice shall provide the possibility of reapplying before the expiration of the Pre-Emptive Rights Period.

       Upon the expiration of the pre-emptive right, the Issuer shall determine the share offering price (including the share offering price for persons included in the list of persons enjoying the pre-emptive right to purchase shares) and disclose this information in the manner specified in Clause 11 of the Resolution on the Additional Issue of Securities and Clause 2.9. of the Prospectus to the Issuer.

       A person exercising the pre-emptive right to purchase shares shall pay for the shares within five (5) business days from the date the offering price for additional shares is published on the newswire of the Interfax information agency, as well as on the website of the information distributor on the securities market – Interfax information agency: http://www.e-disclosure.ru/portal/company.aspx?id=379 and on the Issuer’s website: www.fsk-ees.ru (including the publication date). Shares shall be deemed paid upon the transfer of funds to the Issuer’s account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and Clause 2.6. of the Prospectus to the Issuer.

       If the number of the shares specified in the Application is less than the number of the shares paid for, such an Application shall be accepted by the Issuer to the extent of the number of the shares specified in the Application. In this case, the Issuer shall, not later than within sixty (60) days from the date of the expiration of the Pre-Emptive Right Period, re-pay to the Applicant the amount exceeding the value of the shares specified in the Application by bank transfer to the banking account specified in the Application or, if no such details were provided, to the banking account specified in the request for refund.

       If the number of the shares specified in the Application exceeds the number of shares paid for, the Applicant shall be deemed to have exercised the pre-emptive right to purchase the shares to the extent of the paid for number of shares.

       If the number of the shares specified in the Application exceeds the number of the shares which the Applicant is authorized to purchase, the Application shall be considered accepted, subject to the observance of all other conditions, to the extent of the maximum possible number of whole shares for the relevant person in accordance with the calculation procedure given below. In this case, the Issuer shall, not later than within sixty (60) days from the date of the expiration of the Pre-Emptive Right Period, re-pay to the Applicant the funds exceeding the cost of the maximum possible number of whole shares which may be purchased by the person exercising the pre-emptive right by bank transfer to the banking account specified in the Application or, if no such details are specified in the Application, to the account specified in the request for refund.

       The maximum number of shares which may be purchased by a person exercising the pre-emptive right to purchase such shares shall be in proportion to the number of the Issuer’s ordinary shares held by such a person as of 12 November, 2013 (the date of the decision of JSC FGC UES’ Board of Directors authorizing the placement of additional shares) and shall be determined according to the following formula:
K=S*(9,431,399,773 /1,267,141,015,996), where
K is the maximum number of shares of this additional issue which may be purchased by a person enjoying the pre-emptive right to purchase such shares;
S is the number of the Issuer’s ordinary shares owned by a person enjoying the pre-emptive right to purchase shares as of 12 November, 2013 (the date of the decision of JSC FGC UES’ Board of Directors authorizing the additional share placement);
9,431,399,773 is the number of shares to be placed;
1,267,141,015,996 is the number of placed ordinary shares as of 12 November, 2013 (the date of the decision of JSC FGC UES’ Board of Directors to authorize the placement of additional shares).

       If the calculation of the number of the additionally placed shares in respect to which the person enjoying the pre-emptive right to purchase shares may exercise such a right results in a fractional number, such person may purchase a portion of an additionally placed share (a fractional share) corresponding to the fractional part of the resulting number.
       A fractional share shall provide its holder with the same rights as attached to shares of the same category, but only to the extent of the portion of the whole share it represents.
       Fractional shares shall circulate alongside whole shares.

       The rights to fractional shares shall be registered in the registry system on the personal accounts of registered persons without rounding.
       The share purchase agreement to be concluded with the person exercising the pre-emptive right to purchase the shares to be placed shall be deemed in effect from the date of the payment for the securities, but not later than the commencement date of the placement.
       Upon the mutual consent of the parties as provided for by Article 434 of the Russian Civil Code, the Share Purchase Agreement with a person enjoying the pre-emptive right to purchase the securities to be placed may be signed in the agreed upon number of counterparts which shall be considered one and the same document.
       The Applicant may apply to sign the Share Purchase Agreement during the Pre-Emptive Rights Period daily from 10:00 AM to 5:00 PM (Moscow time), except for Saturdays, Sundays and public holidays at: 5A Akademika Chelomeya St., Moscow, Russia, 117630, JSC FGC UES. The agreement shall be signed not later than within three (3) days from the date of the Applicant’s Application.

       No shares purchased as a result of exercising the pre-emptive right to purchase the shares of this additional issue shall be credited, unless they have been paid in full.

       The Issuer shall, not later than one business day upon the expiration of the term set in Clause 8.6 of the Resolution on the Additional Issue of Securities for the payment of shares by Applicants, provided that the funds transferred by the Applicant as payment for shares are credited to the account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and Clause 2.6. of the Prospectus, shall send the Issuer’s transfer order to the registrar. Such transfer order shall serve as the basis for making a credit entry in the personal account of the Applicant or nominal holder with the Central Securities Depository, as specified in the Applicant’s Offer.
       The Registrar shall, not later than within three (3) business days following the receipt of the transfer order, but not earlier than the placement commencement date, debit the Issuer’s account with the number of securities of the additional issue specified in the transfer order and credit them to the personal account of the Applicant or the nominee holder of the Central Securities Depository, as specified by the Applicant in the Application.
       The securities shall be deemed placed from the date of the entry of the record on the transfer of securities to the personal account of the person exercising the pre-emptive right or the nominee holder with the Central Securities Depository, as designated by such a person in the Application.

The pre-emptive right period:
       The Pre-Emptive Right Period shall be eight (8) business days from the day the Issuer publishes a notice of the possibility of exercising the pre-emptive right specified in Clause 8.5. of the Resolution on the Additional Issue of Securities and on the newswire of the Interfax information agency (not including the date on which this information is disclosed).
       No securities shall be placed until the expiration of the pre-emptive right to purchase the placed securities, other than by exercising the above-mentioned pre-emptive right.

The procedure for summarizing the results of exercising the pre-emptive right to purchase the securities to be placed:

       The Issuer shall summarize the results of exercising the pre-emptive right to purchase shares within five (5) days upon the expiration of the term (set in Clause 8.6 of the Resolution on the Additional Issue of Securities) for paying for shares acquired through the exercise of the pre-emptive right.

The procedure for disclosing information on the results of exercising the pre-emptive right to purchase the securities to be placed:

       Within one (1) day after summing up the results of exercising the pre-emptive right to purchase the shares, the Issuer shall disclose the relevant information on the newswire of the Interfax information agency, on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (www.fsk-ees.ru). Such information shall specify the following:
- kind, category (type) and form of securities to be placed;
- securities offering price;
- actual commencement and end dates of the pre-emptive right;
- actual number of securities placed in favor of persons included in the list of persons enjoying the pre-emptive right to purchase additional shares;
- number of shares to be offered to the general public.

8.6. Securities payment terms and procedure.

       Payments shall be made in monetary form.

Securities payment terms and procedure:
       Buyers/Applicants may pay for the shares by bank transfer in the currency of the Russian Federation.
       The securities of this additional issue shall be placed only upon their full payment.
       The obligation to pay for the shares to be placed with funds shall be considered fulfilled on the date the funds are available on the Issuer’s settlement account.
       The shares shall be credited to the personal accounts of the Buyers/Applicants (personal accounts of nominee holders specified by the Buyers/Applicants) in the register of the holder of registered securities of the Issuer (the personal account of the nominal holder of the Central Depository) only upon their full payment and not later than on the shares' placement end date.

Payment period:
       Persons exercising the pre-emptive right to purchase additional shares shall pay for the shares within five (5) business days from the date the offering price for additional shares is published on the newswire of the Interfax information agency (not including the day on which this information is disclosed).
       If the shares are placed outside the pre-emptive right, such shares shall be fully paid by the Buyers who received a letter of acceptance not later than three (3) business days prior to the placement end date (inclusive of the placement end date).

       No cash settlements shall be made.

       Settlements shall be made in the form of non-cash payments.
Form of non-cash payments: settlements by payment orders
Information on the credit institution
Full name of the credit organization: Gazprombank (Open Joint Stock Company)
Abbreviated name: GPB (OAO)
Location: Bldg. 1, 16 Nametkina St., Moscow, Russia, 117420
Settlement account 40702810800000013049
BIC 044525823
Correspondent account 30101810200000000823
TIN 7744001497
KPP: 997950001
Payee’s name: JSC FGC UES
Beneficiary’s TIN: 4716016979

       Non-monetary payments are not possible.

8.7. Information about the document containing actual results of securities placement submitted after completion of securities placement.

The Notification of Results of Additional Securities Issue (herein after referred to as, the Notification of Results of Additional Issue) is the document containing the actual results of securities placement which the Issuer intends to submit to the registering authority after completion of securities placement.

9. Terms of bonds redemption and income payment:
This paragraph shall apply only to bonds.

10. Information about the purchase of bonds
This paragraph shall apply only to bonds.

11. The procedure for disclosing information on the issue (additional issue) of securities by the Issuer:
       The Issuer shall disclose information at each stage of the share issue in the form of quarterly reports and corporate action announcements in accordance with Federal Law No. 39-FZ dated 22 April 1996 on the Securities Market (as amended), Federal Law No. 208-FZ dated 26 December 1995 on Joint Stock Companies (as amended), the Regulations on Information Disclosure by Securities Issuers approved by Order No. 11-46/pz-n of the Russian Federal Service for Financial Markets dated 4 October 2011 (hereinafter referred to as the “Regulations”), the Resolution on the Additional Issue of Securities and the Prospectus.
       If on the date of an event to be disclosed by the Issuer, as required by applicable federal laws and regulatory documents of the Bank of Russia or other authorized regulatory, controlling or supervisory body in the area of financial markets, another procedure and period for the disclosure of such an event takes effect which differs from those provided for by the Resolution on the Issue of Securities and the Prospectus, information on such an event shall be disclosed in a manner and within a period provided for by federal laws and regulatory documents of the Bank of Russia or other authorized regulatory, controlling or supervisory body in the area of financial markets effective as of the date of such an event.
       All information to be disclosed by the Issuer on the website in accordance with the Regulations and other documents of the Bank of Russia or other authorized regulatory, controlling or supervisory body in the area of financial markets shall be available within the periods provided for by such regulations on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (www.fsk-ees.ru).
       The Issuer shall provide any interested person with access to the information contained in each notice, including corporate action announcements published by the Issuer in accordance with the Regulations, as well as in the registered Resolution on the Additional Issue of Securities, the Prospectus and changes and/or amendments thereto, in the notice of the results of the additional issue of securities, quarterly reports, and other documents to be disclosed as required by Chapter VIII of the Regulations by placing copies of such documents at the address (location) of the Issuer’s permanent executive body as stated in the Unified State Register of Legal Entities.
       The Issuer shall provide a copy of each statement, including a copy of each corporate action announcement published by the Issuer in accordance with the Regulations and a copy of the registered Resolution on the Additional Issue of Securities, the Prospectus and changes and/or amendments thereto, the notice of the results of the additional issue of securities, copies of quarterly reports and other documents to be disclosed as required by Chapter VIII of the Regulations, to holders of the Issuer’s securities and other interested parties at their request for a fee not to exceed the cost of such copies within seven (7) days from the date of the request.

       The copies of the documents, the period of retention of which by the Issuer in accordance with Russian Federation laws is not permanent, shall be provided by the Issuer at the request of interested parties within the periods established for the retention of such documents.
       The copies provided by the Issuer shall be certified by the Issuer’s authorized person.
       Should the last day of the period, during which the Issuer shall, in accordance with the Regulations, disclose information or provide a copy of the document containing information to be disclosed, fall on a non-business day and/or holiday, the expiration date of such period shall be the business day immediately following such a day.

The State registration of the issue (additional issue) of securities shall be followed by the registration of the prospectus.

Procedure for disclosing information at each stage of the securities issue:
       1) At the stage of making a decision to place securities, information shall be disclosed by the Issuer by publishing the corporate action announcement “On the Stages of the Issuer’s Securities Issue” on the newswire and on the websites of the information distributor on the securities market - information agency and the Issuer. Notification of the decision to place securities shall be published by the Issuer within the following period from the date of the minutes (expiration date of the period established by Russian Federation laws for drawing up the minutes) of the meeting of the Issuer’s authorized body which resolved to place securities:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.

       2) At the stage of approving the Resolution on the Additional Issue of Securities, information shall be disclosed by the Issuer by publishing the corporate action announcement “On the Stages of the Issuer’s Securities Issue” on the newswire and on the websites of the information distributor on the securities market - information agency and the Issuer. Notification of the approval of the Resolution on the Additional Issue of Securities shall be published by the Issuer within the following period from the date of the minutes (expiration date of the period established by Russian Federation laws for drawing up the minutes) of the meeting of the Issuer’s authorized body that resolved on the additional securities placement:
- On the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.

       3) Information on the State registration of the additional issue of securities shall be disclosed by the Issuer by publishing the corporate action announcement “On the Stages of the Issuer’s Securities Issue” on the newswire and on the websites of the information distributor on the securities market - information agency and the Issuer. Notification of the State registration of the additional issue of equity securities shall be published by the Issuer within the following time periods starting from the date said notification is published on the website of the registration authority or from the date the Issuer receives a written notice from the registration authority of the State registration of the additional issue of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier:
- on the newswire: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.

       Information on the website shall be published after its publication on the newswire.
       The text of the registered Resolution on the Additional Issue of Securities and the text of the registered Prospectus shall be published on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (http://www.fsk-ees.ru) not later than within two (2) days from the date information on the State registration of the additional issue of the Issuer’s securities is published on the registration authority’s website or from the date the Issuer receives a written notice of State registration of the additional issue of the Issuer’s securities from the registration authority delivered by post, fax or electronic mail or served against signature, whichever is the earliest.
       The text of the registered Resolution on the Additional Issue of Securities shall be available on the website from the expiration date of the period established by the Resolution on its publication on the website or (if such a text is published upon expiration of the above-mentioned period) from the date of its publication on the website to the date of the redemption (cancellation) of all securities of such issue.
       The text of the registered Prospectus shall be available on the website from the date of expiration of the period established by the Regulations on its publication on the website or (if such a text is published on the website upon expiration of the above-mentioned period) from the date of its publication on the website until the expiration of at least 5 years from the date the text of the registered notice of the additional issue of securities is published on the website.
       Starting from the date of the State registration of the additional shares issue, all interested persons may have access to the Resolution on the Additional Issue of Securities and the Prospectus and to obtain copies thereof at the following address JSC FGC UES address: 5A Akademika Chelomeya St., Moscow, Russia, 117630, phone: +7 (495) 710-9202, fax: +7 (495) 710-9641, Issuer’s own website: http://www.fsk-ees.ru, website of the information distributor on the securities market - Interfax information agency: http://www.e-disclosure.ru/portal/company.aspx?id=379.
       The Issuer shall provide copies of the above-mentioned documents to holders of the Issuer’s securities and other interested persons at their request for a fee not exceeding the cost of such a copy not later than within seven (7) days from the date of the request.

       4) Not later than ten (10) days after the State registration of additionally issued securities, the Issuer shall notify the persons enjoying the pre-emptive right to purchase additionally placed securities of the possibility of exercising said rights by publishing a notice in the Rossiyskaya Gazeta newspaper and by sending it by registered mail (or personal delivery) to each person specified in the list of persons authorized to purchase additionally placed shares.
       Not later than ten (10) days after the State registration of the additional issue of securities, the Issuer shall publish a notice of the possibility to exercise the pre-emptive right to purchase shares on the newswire of the Interfax information agency in the form of a corporate action announcement with respect to the details which, according to the Issuer, have a significant impact on the cost of its equity securities and, at the same time, publish a notice of the possibility to exercise the pre-emptive right to purchase shares on the website of the information distributor on the securities market – Interfax information agency: http://www.e-disclosure.ru/portal/company.aspx?id=379 and on the Issuer’s website: www.fsk-ees.ru.

       5) Information on the share offering price shall be disclosed by the Issuer simultaneously with the disclosure of information on the placement commencement date and shall be published by the Issuer within the following terms:
- on the newswire of the Interfax information agency: not later than on the securities placement commencement date;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than on the securities placement commencement date;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than on the securities placement commencement date.

       6) Information on the placement commencement date shall be disclosed by the Issuer simultaneously with the disclosure of information on the share offering price and shall be published by the Issuer within the following terms:
- on the newswire of the Interfax information agency: not later than on the securities placement commencement date;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than on the securities placement commencement date;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than on the securities placement commencement date.

       If the Issuer decides to change the securities placement commencement date, the notification of such a change shall be published by the Issuer on the newswire and on the websites of the information distributor on the securities market - information agency and the Issuer. The Issuer shall publish a notification of the change in the securities placement commencement date within the following periods:
- on the newswire of the Interfax information agency: not later than within one (1) day prior to such a date;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within one (1) day prior to such date;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within one (1) day prior to such date.
Information on the website shall be published after its publication on the newswire.

       7) The Issuer shall disclose information on its intent to submit the Notice of the results of the additional issue of securities on the newswire of the Interfax information agency, on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379), on the Issuer’s own website (http://www.fsk-ees.ru) not later than two (2) days after state registration of this additional issue of securities.

       8) Within one (1) day after summing up the results of exercising the pre-emptive right to purchase shares, the Issuer shall disclose relevant information on the newswire of the Interfax information agency, on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=1) and on the Issuer’s own website (www.fsk-ees.ru). Such information shall specify the following:
- kind, category (type) and form of securities to be placed;
- securities offering price;
- actual commencement and end dates of the pre-emptive right;
- actual number of securities placed in favor of persons included in the list of persons enjoying the pre-emptive right to purchase additional shares;
- number of shares to be offered to the general public.

       9) For the purpose of the Share Purchase Agreements, on the placement date, the Issuer shall publish an invitation to the general public to make offers (hereinafter referred to as the “Offers”) on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=9) and on the Issuer’s own website (www.fsk-ees.ru).

       10) If during the securities placement period, the Issuer decides to change and/or amend the Resolution on the Additional Issue of Securities and/or the Prospectus and/or if the Issuer receives during the securities placement period a written request (instruction, order) of the State body authorized under Russian Federation laws to suspend the securities placement, the Issuer shall suspend the placement of securities and publish a notification on the suspension of the securities placement on the newswire and on the website.

        Notification on the suspension of the securities placement shall be published by the Issuer within the following time periods from the date of the minutes (from the expiration date as established by Russian Federation laws for drawing up the Minutes) of the meeting of the Issuer’s authorized management body that resolved to change and/or amend the Resolution on the Additional Issue of Securities and/or the Prospectus or, in the event of a change in the terms as established by the Resolution to Place Securities, from the date of the Minutes (from the expiration date as established by Russian Federation laws for drawing up the Minutes) of the meeting of the Issuer’s authorized management body that resolved to change such terms, or from the date the Issuer receives a written request (instruction, order) from a competent authority to suspend the placement of securities delivered by post, fax or electronic mail or served against signature, whichever is the earlier:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
        If the placement of securities is suspended due to a decision of the registrar to suspend the issue of securities, information on the suspension of the securities placement shall be disclosed by the Issuer in the form of a corporate action announcement “On the Suspension and Resumption of the Securities Issue”:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
        The date of the corporate action announcement of the suspension of the securities issue shall be the date when the information on the suspension of the Issuer’s securities issue is published on the registration authority’s website or the date the Issuer receives a written notice from the registration authority on the suspension of the securities issue delivered by post, fax or electronic mail or served against signature, whichever is the earlier.

        11) After the registration during the securities placement period of changes and/or amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus, making a decision on the refusal to register such changes and/or amendments, receipt during the securities placement period of the written notice (order / decision) of the competent authority authorizing to resume the securities placement (termination of the grounds for the suspension of the securities placement), the Issuer shall publish a notification of the resumption of the securities placement on the newswire, on the website of the information distributor on the securities market - Interfax information agency and on the Issuer’s own website.

        Notification of the resumption of the securities placement shall be published by the Issuer within the following periods from the date of publishing information on the registration of changes and/or amendments to the Resolution on the Additional Issue of Securities and/or to the Prospectus or on the refusal to register such changes and/or amendments on the website of the registration authority, or from the date the Issuer receives a written notice from the registration authority of the registration of changes and/or amendments to the Resolution on the Additional Issue of Securities or the refusal to register such changes and/or amendments, or a written notice (order / decision) of a competent authority of the resumption of the securities placement (termination of grounds for the suspension of the securities placement) delivered by post, fax or electronic mail or served against signature, whichever is the earlier:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
       If the placement of securities is resumed due to the decision of the registration authority to resume the issue of securities, the respective information shall be disclosed by the Issuer in the form of the corporate action announcement “On the Suspension and Resumption of the Securities Issue”:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
       The date of the corporate action announcement of the resumption of the securities issue shall be the date when the information on the resumption of the Issuer’s securities issue is published on the registration authority’s website or the date the Issuer receives a written notice from the registration authority of the resumption of the securities issue delivered by post, fax or electronic mail or served against signature, whichever is the earlier.
       No resumption of the securities placement is allowed until a notification of the resumption of the securities placement is published on the newswire and on the website.

       12) In the event of the registration of changes to the Resolution on the Additional Issue of Securities and (or) the Prospectus, the Issuer shall publish the text of the registered changes to the Resolution on the Additional Issue of Securities and (or) the Prospectus on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=10) and on the Issuer’s own website (http://www.fsk-ees.ru) not later than within two (2) days from the date information on the registration of the specified changes is published on the registration authority’s website or from the date the Issuer receives a written notice from the registration authority of the registration of the specified changes delivered by post, fax or electronic mail or served against signature, whichever is the earliest. The text of changes to the Resolution on the Additional Issue of Securities and (or) the Prospectus published on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=10) and on the Issuer’s website (http://www.fsk-ees.ru) shall specify the registration date of the specified changes and the name of the registration authority that registered said changes.
       The text of registered changes to the Resolution on the Additional Issue of Securities shall be available on the website from the date of the expiration of the period established by the Resolution on its publication on the website or (if such text is published upon the expiration of the above-mentioned period) from the date of its publication on the website to the date of redemption (cancellation) of all securities of such issue.
       The text of the registered changes of the Prospectus shall be available on the website from the date of the expiration of the period established by the Regulations on its publication on the website or (if such a text is published on the website upon the expiration of the above-mentioned period) from the date of its publication on the website until the expiration of at least 5 years from the date the text of the registered notice of the additional issue of securities is published on the website.

       13) The Issuer shall disclose information in the event that the issue (additional issue) of securities is recognized as invalid or void in the form of a corporate action announcement “On the Recognition of the Issue (Additional Issue) of the Issuer’s Securities as Invalid or Void” within the following periods from such event:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
       The date of the corporate action announcement on the recognition of the issue (the additional issue) of the Issuer’s securities as invalid, shall be the date when information on the recognition of the issue (additional issue) of the Issuer’s securities as invalid is published on the registration authority’s website or the date the Issuer receives a written notice from the registration authority of the recognition of the issue (additional issue) of the Issuer’s securities as invalid delivered by post, fax or electronic mail or served against signature, whichever is the earlier.
       The date of the corporate action announcement of the recognition of the issue (additional issue) of the Issuer’s securities as void shall be the date when the Issuer receives an effective judicial act (decision, decree, resolution) (the date of entry into force) on the recognition of the issue (additional issue) of securities as void.

       14) Information on the securities placement end date shall be disclosed by the Issuer in the form of the corporate action announcement “On the Stages of the Issuer’s Securities Issue” within the following period from the securities placement end date:
- on the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.

       15) At the stage of submitting the notice of the results of the additional issue of securities to a registering body, the Issuer shall disclose on the newswire of the Interfax information agency information in the form of a corporate action announcement with respect to the stages of the equity securities issue, a corporate action announcement with respect to the submission of the notice of the results of the additional issue of securities to a registering body within the following terms from the date the Issuer submits (sends) the notice of the results of the additional issue of securities to a registering body: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
       Not later than within two (2) days from the date the Issuer submits (sends) the notice of the results of the additional issue of securities to a registering body, the Issuer shall publish the text of the notice of the results of the additional issue of securities submitted to a registering body on the website of the information distributor on the securities market – Interfax information agency: http://www.e-disclosure.ru/portal/company.aspx?id=379 and on the Issuer’s own website: www.fsk-ees.ru.
       The text of the notice of the results of the additional issue of securities shall be available on the websites for at least twelve (12) months from the expiration date of the period established by the Regulations for its publication on the Internet or, if such a text is published upon the expiration of the above-mentioned period, from the date of its publication on the Internet and until the expiration of the period established by the Regulations for its publication on the Internet to ensure access to the text of the notice of the results of the additional issue of securities.

       16) The Issuer shall disclose information in the form of corporate action announcements as provided for by applicable Russian laws, including regulations of the federal agency for the securities market.

The Issuer shall disclose information in the form of a corporate action announcement within the following periods from the date of the respective corporate action:
- in the newswire of the Interfax information agency: not later than within one (1) day;
- on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379): not later than within two (2) days;
- on the Issuer’s own website (http://www.fsk-ees.ru): not later than within two (2) days.
       Information on the website shall be published after its publication on the newswire.
       The texts of corporate action announcements shall be available on the website of the information distributor on the securities market - Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and on the Issuer’s own website (http://www.fsk-ees.ru) for at least twelve (12) months from the expiration date of the period established by the Regulations for their publication on the website or (if such texts are published upon expiration of the above-mentioned period) from the date of their publication on the website.

       17) The Issuer shall disclose information in the form of the Issuer’s quarterly reports, as provided for by applicable Russian laws, including the regulations of the federal agency for the securities market.
       The quarterly report shall be prepared based on the results of each quarter.
       The Issuer shall publish the text of the quarterly report on the websites of the security market informer – Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and the Issuer (http://www.fsk-ees.ru) not later than within forty-five (45) days from the expiration date of the relevant quarter.
       The text of the quarterly report shall be available on the website of the security market informer – Interfax information agency (http://www.e-disclosure.ru/portal/company.aspx?id=379) and the Issuer’s website for at least five (5) years from the expiration date of the period established by the Regulations for its publication on the website or (if such a text is published upon the expiration of the above-mentioned period) from the date of its publication on the website.
       Not later than within one (1) day from the date the quarterly report is published on the websites, a statement on access to information contained in the quarterly report shall be published on the newswire.

       18) The Issuer shall disclose information as provided by section VIII of the Regulations (“Compulsory Disclosure of Information by Joint Stock Companies”).

       The Issuer and/or the registrar that maintains the Issuer’s share register shall provide a copy of this resolution on the issue (additional issue) of securities to interested persons at their request for a fee not exceeding the cost of such copy.

12. Information on securing obligations under bonds of the issue (additional issue):
This paragraph shall apply only to bonds.

13. Obligation of the Issuer and (or) the Registrar that maintains the register of registered security holders to submit upon the interested person’s request the copy of this Resolution on the Issue (Additional Issue) of Securities for a fee that shall not exceed the cost of the copy’s production:

The Issuer shall submit the copy of the Resolution on the Additional Issue of Securities to the holders of the Issuer’s securities and other interested persons upon their request for a fee that shall not exceed the expenses for the copy’s production within 7 (seven) days since the receipt of the request.

14. Obligation of the Issuer to secure rights of security holders provided that such holders observe the procedure for exercising such rights established by Russian Federation legislation.

The Issuer shall secure the rights of security holders, provided that such holders observe the procedure for exercising such rights established by Russian Federation legislation.

15. Obligation of persons that provided collateral for bonds to secure the issuer’s obligations to bond holders in the event of the Issuer’s failure to perform its obligations or a delay in the performance of obligations under bonds in accordance with the conditions of such collateral.

This paragraph shall apply only to bonds.

16. Other information as provided by the Standards:

None